EXHIBIT 24

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason Landess, Esq., his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/Bruce Brandt
-----------------------------------------
Bruce Brandt, Chief Executive Officer
April 13, 2005

/s/Melissa Welch
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Melissa Welch, Chief Financial Officer and Chief Accounting Officer
April 13, 2005

/s/Timothy B. Connelly
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Timothy B. Connelly, Director
April 13, 2005

/s/Theodore H. Teruya
-----------------------------------------
Theodore H. Teruya, M.D., Director
April 13, 2005

/s/Michael F. Turrell
-----------------------------------------
Michael F. Turrell, Director
April 13, 2005